                                                                    EXHIBIT 23.1


Consent of independent public accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Registration Statement File Nos. 333-58549, 333-36267, 333-40719, 333-47183,
333-76023, 333-42724 and 333-54268.


/s/ Arthur Andersen LLP


Minneapolis, Minnesota,
March 30, 2001